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                                                                    Exhibit 99.1

CHOICE HOTELS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
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                                                                       Three Months Ended
                                                        March 31,   June 30,   September 30,   December 31,   Calendar    Calendar
(In thousands)                                            1997        1997         1997            1997         1997        1996
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
REVENUES

Royalty fees                                            $18,258      $26,913       $33,799         $27,329     $106,299    $ 97,975
Marketing and reservation fees                           20,436       26,736        34,607          28,448      110,227     103,660
Product sales                                             6,414        5,486         5,800           6,106       23,806      25,192
Initial franchising fees and relicensing fees             4,184        4,647         2,870           4,395       16,096      15,602
Other, including partners service revenue                 3,539        3,659           588           4,126       11,912       4,510
European hotel operations                                 3,733        4,855         4,284           4,431       17,303      18,728
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        Total revenues                                   56,564       72,296        81,948          74,835      285,643     265,667


OPERATING EXPENSES

Franchise marketing and reservation                      20,287       26,645        34,193          27,019      108,144     100,251
European hotel operations                                 3,681        4,208         3,786           3,949       15,624      16,606
Selling, general, and administrative                     11,214       13,733        12,419          14,119       51,485      49,699
Product services cost of sales                            6,161        5,185         5,510           5,913       22,769      23,173
Depreciation and amortization                             2,564        2,672         2,465           2,852       10,553      10,718
Provision for asset impairment                               --           --            --              --           --      24,760
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        Total operating expenses                         43,907       52,443        58,373          53,852      208,575     225,207
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Income before interest expense and income taxes          12,657       19,853        23,575          20,983       77,068      40,460

Interest expense, net                                     2,866        2,142         3,087           2,697       10,792      11,752
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Income before income taxes                                9,791       17,711        20,488          18,286       66,276      28,708

Income taxes                                              4,078        7,377         8,533           7,616       27,604      12,459
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Net income                                              $ 5,713      $10,334       $11,955         $10,670      $38,672     $16,249
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Weighted average shares outstanding                      63,105       60,665        59,998          59,808       60,833      62,914
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Basic earnings per share                                $  0.09      $  0.17       $  0.20         $  0.18      $  0.64     $  0.26
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Note: Basic earnings per share and weighted average shares outstanding are presented on a pro forma basis based upon its Parents' weighted average shares outstanding prior to October 15, 1997 because the Company was a subsidiary of Sunburst Hospitality Corporation.